As filed with the Securities and Exchange Commission on March 21, 2002

File No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ANDRX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	65-1013859

(State or other jurisdiction of incorporation or organization)	I.R.S. Employer Identification No.

4955 Orange Drive, Davie, FL 33314

(Address of Principal Executive Offices)   (Zip Code)

Andrx Corporation Employee Stock Purchase Plan

(Full title of the plan)

Elliot F. Hahn, Ph.D.
4955 Orange Drive
Davie, FL 33314

(Name and address of agent for service)

(954) 584-0300

(Telephone number, including area code, of agent for service)

Copies to:
Dale S. Bergman
Broad and Cassel
201 South Biscayne Boulevard
Miami Center, Suite 3000
Miami, Florida 33131
(305) 373-9400

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount To Be	Proposed Maximum	Proposed Maximum	Amount of
Securities To Be Registered	Registered(1)	Offering Price Per Unit(2)	Aggregate Offering Price(2)	Registration Fee

Andrx Corporation – Andrx Group Common Stock, $.001 par value	400,000	$40.67	$16,268,000	$1,497

(1)	Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate number of securities to be offered as a result of any adjustment from stock splits, stock dividends or similar events.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457, promulgated under the Securities Act of 1933, as amended, and based upon the average of the high and low sales price of the Andrx Corporation — Andrx Group common stock on March 20, 2002.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

     The following documents are incorporated by reference into this Registration Statement:

     1.     The Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000.

     2.     The Registrant’s Quarterly Reports on Form 10-Q for the quarters ending March 31, 2001, June 30, 2001 and September 30, 2001.

     3.     The Registrant’s current reports on Form 8-K dated January 17, 2001, Form 8-K dated April 17, 2001, and as amended on June 15, 2001.

     4.     The description of the Andrx Corporation — Andrx Group common stock contained in the Registrant’s registration statement on Form 8-A filed with the SEC on September 6, 2000, as such description is updated in any amendment to the Form 8-A.

     In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.	Description of Securities

     Not applicable.

Item 5.	Interests of Named Experts and Counsel

     Not applicable.

Item 6.	Indemnification of Directors and Officers

     The Registrant has authority under the Delaware General Corporation Law to indemnify its directors and officers to the extent provided for in such law. The Registrant’s Amended and Restated Certificate of Incorporation, as amended, and Bylaws provide that the Registrant may insure, shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law. The Registrant is also a party to indemnification agreements with each of its directors and officers.

Item 7.	Exemption from Registration Claimed

     Not applicable.

Item 8.	Exhibits

4.3	Employee Stock Purchase Plan, as amended
5.1	Opinion of Broad and Cassel
23.1	Consent of Broad and Cassel (contained in its opinion filed as Exhibit 5.1 to this Registration Statement)
23.2	Consent of Arthur Andersen LLP
24.1	Power of Attorney (included in the signature page of this Registration Statement)

Item 9.	Undertakings

     The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Davie, State of Florida on this 21st day of March, 2002.

ANDRX CORPORATION

By:	/s/ Angelo C. Malahias Angelo C. Malahias Vice President and Chief Financial Officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Elliot F. Hahn and Angelo C. Malahias, or any one of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933 and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Elliot F. Hahn, Ph.D. Elliot F. Hahn, Ph.D.	Chief Executive Officer, President and Director (Principal Executive Officer)	March 21, 2002

/s/ Angelo C. Malahias Angelo C. Malahias	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 21, 2002

/s/ Alan P. Cohen Alan P. Cohen	Co-Chairman and Director	March 21, 2002

/s/ Chih-Ming J. Chen, Ph.D. Chih-Ming J. Chen, Ph.D.	Co-Chairman and Director	March 21, 2002

Tamara A. Baum	Director	March 21, 2002

/s/ Lawrence J. DuBow Lawrence J. DuBow	Director	March 21, 2002

/s/ Irwin C. Gerson Irwin C. Gerson	Director	March 21, 2002

/s/ Timothy E. Nolan Timothy E. Nolan	Director	March 21, 2002

/s/ Michael A. Schwartz, Ph.D. Michael A. Schwartz, Ph.D.	Director	March 21, 2002

/s/ Melvin Sharoky Melvin Sharoky	Executive Director and Director	March 21, 2002

EXHIBIT INDEX

Exhibit	Description

4.3	Employee Stock Purchase Plan, as amended

5.1	Opinion of Broad and Cassel

23.1	Consent of Broad and Cassel (contained in its opinion filed as Exhibit 5.1 to this Registration Statement)

23.2	Consent of Arthur Andersen LLP

24.1	Power of Attorney (included in the signature page of this Registration Statement)